EXHIBIT 11.0


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                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                  June 30, 2003

                                                   Less
                              Total Shares      Unallocated      Shares Used For
                              Outstanding       ESOP Shares      EPS Calculation
                              ------------      -----------      ---------------
      March 31, 2003            1,163,887          25,574           1,138,313
      April 30, 2003            1,163,887          25,574           1,138,313
      May 31, 2003              1,163,887          25,574           1,138,313
      June 30, 2003             1,171,724          25,574           1,146,150

            Weighted average number of shares outstanding for
            the quarter ended June 30, 2003, for earnings
            per share calculation                                   1,140,272
                                                                    ---------

            Stock options outstanding at June 30, 2003:               142,372
                                                                      -------

            Exercise price of stock options:                  $9.39 per share
                                                              ---------------

            Average stock price for three-month period:
            ended June 30, 2003                                        $13.68
                                                                       ------

                                                    Three Months Ended
                                                         June 30,
                                              --------------------------
Basic Earnings Per Share                          2003          2002
------------------------                      -----------    -----------

Income available to common stockholders       $   249,848    $   502,238
                                              ===========    ===========

Weighted average number of common shares
    outstanding for basic EPS calculation       1,140,272      1,123,979
                                              ===========    ===========

         Basic Earnings Per Share             $       .22    $       .45
                                              ===========    ===========

Diluted Earnings Per Share

Income available to common stockholders       $   249,848    $   502,238
                                              ===========    ===========

Weighted average number of common shares
    outstanding for basic EPS calculation       1,140,272      1,123,979

Weighted average common shares issued
    under stock option plans                      148,250        151,776

Less weighted average shares assumed
    repurchased with proceeds                    (101,819)      (126,158)
                                              -----------    -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation     1,186,703      1,149,597
                                              ===========    ===========

         Diluted Earnings Per Share           $       .21    $       .44
                                              ===========    ===========

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                       COMPUTATIONS OF EARNINGS PER SHARE

                                Nine Months Ended

                                  June 30, 2003

                                                   Less
                               Total Shares      Unallocated    Shares Used For
                               Outstanding      ESOP Shares     EPS Calculation
                               ------------     ------------    ---------------
      September 30, 2002        1,162,320          25,574          1,136,746
      October 31, 2002          1,162,320          25,574          1,136,746
      November 30, 2002         1,162,320          25,574          1,136,746
      December 31, 2002         1,162,320          25,574          1,136,746
      January 31, 2003          1,162,320          25,574          1,136,746
      February 28, 2003         1,162,320          25,574          1,136,746
      March 31, 2003            1,163,887          25,574          1,138,313
      April 30, 2003            1,163,887          25,574          1,138,313
      May 31, 2003              1,163,887          25,574          1,138,313
      June 30, 2003             1,171,724          25,574          1,146,150

            Weighted average number of shares outstanding for the
            nine months ended June 30, 2003, for earnings per
            share calculation                                       1,138,157
                                                                    ---------

            Stock options outstanding at June 30, 2003:               142,372
                                                                      -------

            Exercise price of stock options:                  $9.39 per share
                                                              ---------------

            Average stock price for nine-month period:
            Ended June 30, 2003                                       $12.72
                                                                      ------

                                                     Nine Months Ended
                                                         June 30,
                                              --------------------------
Basic Earnings Per Share                          2003          2002
------------------------                      -----------    -----------

Income available to common stockholders       $   978,085    $ 1,525,145
                                              ===========    ===========

Weighted average number of common shares
    outstanding for basic EPS calculation       1,138,157      1,123,979
                                              ===========    ===========

         Basic Earnings Per Share             $      0.86    $      1.36
                                              ===========    ===========

Diluted Earnings Per Share

Income available to common stockholders       $   978,085    $ 1,525,145
                                              ===========    ===========

Weighted average number of common shares
    outstanding for basic EPS calculation       1,138,157      1,123,979

Weighted average common shares issued
    under stock option plans                      150,366        151,776

Less weighted average shares assumed
    repurchased with proceeds                    (111,022)      (135,512)
                                              -----------    -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation     1,177,501      1,140,243
                                              ===========    ===========

Diluted Earnings Per Share                    $      0.83    $      1.34
                                              ===========    ===========